Exhibit 31.4

CERTIFICATION

I, Doug Samuelson, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Kairos Pharma, Ltd.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 28, 2025	By:	/s/ Doug Samuelson
Doug Samuelson
Chief Financial Officer
(Principal Financial Officer)